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                                    Exhibit 7

                       Consolidated Report of Condition of

                              THE BANK OF NEW YORK

                    of One Wall Street, New York, N.Y. 10286
                     And Foreign and Domestic Subsidiaries,
a member of the Federal Reserve System, at the close of business December 31, 1999, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                                  Dollar Amounts
ASSETS                                                              In Thousands
Cash and balances due from depository
  institutions:
  Noninterest-bearing balances and currency
    and coin...............................................           $3,247,576
  Interest-bearing balances................................           6,207,543
Securities:
  Held-to-maturity securities..............................              827,248
  Available-for-sale securities............................            5,092,464
Federal funds sold and Securities purchased
   under agreements to resell..............................            5,306,926
Loans and lease financing receivables:
   Loans and leases, net of unearned
     income...............37,734,000
   LESS: Allowance for loan and
     lease losses............575,224
   LESS: Allocated transfer risk
     reserve........................13,278
   Loans and leases, net of unearned income,
     allowance, and reserve................................           37,145,498
Trading Assets.............................................            8,573,870
Premises and fixed assets (including
   capitalized leases).....................................              723,214
Other real estate owned....................................               10,962
Investments in unconsolidated subsidiaries
   and associated companies................................              215,006
Customers' liability to this bank on
   acceptances outstanding.................................              682,590
Intangible assets..........................................            1,219,736
Other assets...............................................            2,542,157
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LIABILITIES
Deposits:
   In domestic offices.....................................          $27,551,017
   Noninterest-bearing.......................11,354,172
   Interest-bearing..........................16,196,845
   In foreign offices, Edge and Agreement
     subsidiaries, and IBFs................................           27,950,004
   Noninterest-bearing..........................639,410
   Interest-bearing..........................27,310,594
Federal funds purchased and Securities sold under
   agreements to repurchase................................            1,349,708
Demand notes issued to the U.S.Treasury....................              300,000
Trading liabilities........................................            2,339,554
Other borrowed money:
   With remaining maturity of one year or less.............              638,106
   With remaining maturity of more than one year
     through three years...................................                  449
   With remaining maturity of more than three years........               31,080
Bank's liability on acceptances executed and
   outstanding.............................................              684,185
Subordinated notes and debentures..........................            1,552,000
Other liabilities..........................................            3,704,252
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Total liabilities..........................................           66,100,355
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EQUITY CAPITAL
Common stock...............................................            1,135,284
Surplus....................................................              866,947
Undivided profits and capital reserves.....................            3,765,900
Net unrealized holding gains (losses) on
   available-for-sale securities...........................             (44,599)
Cumulative foreign currency translation adjustments........             (29,097)
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Total equity capital.......................................            5,694,435
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Total liabilities and equity capital.......................          $71,794,790
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         I, Thomas J. Mastro, Senior Vice President and Comptroller of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.


                                                         Thomas J. Mastro


         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

Thomas A. Renyi
Alan R. Griffith                        Directors
Gerald L. Hassell


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